UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 27, 2024

FORTE BIOSCIENCES, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38052	26-1243872
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3060 Pegasus Park Dr. Building 6 Dallas, Texas	75247
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (310) 618-6994

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	FBRX	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03.	Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information contained in Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 27, 2024, Forte Biosciences, Inc. (the “Company”) filed a certificate of amendment to the Company’s Amended and Restated Certificate of Incorporation, as amended (the “Charter Amendment”) with the Secretary of State of the State of Delaware to effect a reverse stock split of the issued common stock of the Company (“Common Stock”) at a ratio of 1-for-25 (the “Reverse Stock Split”), effective as of 8:00 a.m., Eastern Time, on August 28, 2024 (the “Effective Time”). The Company’s common stock began trading on a reverse-split-adjusted basis on the Nasdaq Capital Market (“Nasdaq”) as of the open of trading on August 28, 2024 under the existing ticker symbol “FBRX”. The Common Stock is now represented by a new CUSIP number, 34962G 208.

As of the Effective Time, each 25 shares of Common Stock outstanding immediately prior to the Effective Time was combined and reclassified, automatically and without any action on the part of the Company or its stockholders, into one new share of Common Stock. No fractional shares of Common Stock were issued as a result of the Reverse Stock Split. In lieu of any fractional shares to which a stockholder would otherwise be entitled (after taking into account all fractional shares of Common Stock otherwise issuable to such holder), the Company will, upon surrender of such holder’s certificate(s) representing such fractional shares of Common Stock (if any), pay cash in an amount equal to such fractional shares of Common Stock multiplied by the closing sales price of a share of Common Stock (as adjusted to give effect to the Reverse Stock Split) as reported on Nasdaq on August 27, 2024, the date the Charter Amendment was filed with the Secretary of State of Delaware.

In addition, effective as of the Effective Time and as a result of the Reverse Stock Split, proportionate adjustments were made in accordance with the terms of the Tocagen, Inc. 2009 Equity Incentive Plan, the Tocagen, Inc. 2017 Equity Incentive Plan, the Forte Biosciences, Inc. 2018 Equity Incentive Plan, the A&R 2021 Equity Incentive Plan, the 2020 Inducement Equity Incentive Plan, and the 2017 Employee Stock Purchase Plan (collectively, the “Plans”), with respect to the number of shares of Common Stock subject to outstanding equity awards, the per-share exercise or purchase price (if any) with respect to those awards, and the number of shares of Common Stock reserved for future issuance under the Plans.

The information set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of the Charter Amendment, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01.	Other Events.

The Company has a registration statement on Form S-3 (File No. 333-274257) and registration statements on Form S-8 (File Nos. 333-217300, 333-223558, 333-229963, 333-235852, 333-244407, 333-255125, 333-265823, 333-271036 and 333-278647) on file with the Securities and Exchange Commission (“SEC”). SEC regulations permit the Company to incorporate by reference future filings made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities and Exchange Act of 1934, as amended, prior to the termination of the offerings covered by registration statements filed on Form S-3 or Form S-8. The information incorporated by reference is considered to be part of the prospectus included within each of those registration statements. Information in this Item 8.01 of this Current Report on Form 8-K is therefore intended to be automatically incorporated by reference into each of the active registration statements listed above, thereby amending them. Pursuant to Rule 416(b) under the Securities Act of 1933, as amended, the amount of undistributed shares of Common Stock deemed to be covered by the effective registration statements of the Company described above are proportionately reduced as of the Effective Time to give effect to the Reverse Stock Split.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

3.1	Certificate of Amendment to Amended and Restated Certificate of Incorporation of Forte Biosciences, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORTE BIOSCIENCES, INC.

Date: August 30, 2024	By:	/s/ Antony Riley
Antony Riley Chief Financial Officer